SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2000



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code

Item 5.    Other Events
           ------------

Press Release dated February 29, 2000

Eaton Corporation said it will make a public offering outside the United States of Euro 200 million of 10-year notes. The offering is expected to be completed in late March and is subject to market conditions. Net proceeds from the sale of the notes will be used to reduce outstanding commercial paper that was issued in connection with Eaton's 1999 acquisition of Aeroquiop-Vickers, Inc.

The notes will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States.


                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------

                                       /s/ Robert E. Parmenter
                                       -----------------------------
                                       Robert E. Parmenter
                                       Vice President and Treasurer


Date: February 29, 2000